                                                  LORD, ABBETT & CO.
                                             LORD ABBETT-SPONSORED FUNDS
                                                         AND
                                             LORD ABBETT DISTRIBUTOR LLC

                                                    CODE OF ETHICS

I.       Statement of General Principles
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         The  personal   investment   activities  of  any  officer,   director,   trustee  or  employee  of  the  Lord
         Abbett-sponsored  Funds (the Funds) or any partner or employee of Lord,  Abbett & Co.  (Lord  Abbett) will be governed by the following  general  principles:  (1) Covered  Persons have a duty at all times to place first the interests of Fund shareholders  and, in the case of employees and partners of Lord Abbett,  beneficiaries of managed accounts;  (2) all securities  transactions by Covered Persons shall be conducted  consistent with this Code and in such a manner as to avoid any actual or  potential  conflict  of interest or any abuse of an individual's  position of trust and  responsibility;  and (3) Covered  Persons should not take  inappropriate advantage of their positions with Lord Abbett or the Funds.

II.      Specific Prohibitions
         ---------------------

         No person covered by this Code,  shall  purchase or sell a security,  except an Excepted  Security,  if there has been a  determination  to purchase or sell such  security  for a Fund (or, in the case of any employee or partner  of Lord,  Abbett,  for  another  client  of Lord  Abbett),  or if such a  purchase  or sale is under consideration  for a Fund (or, in the case of an employee or partner of Lord  Abbett,  for another  client of
         Lord  Abbett),  nor may such person have any dealings in a security  that he may not purchase or sell for any other  account in which he has  Beneficial  Ownership,  or disclose  the  information  to anyone,  until such purchase, sale or contemplated action has either been completed or abandoned.

III.     Obtaining Advance Approval
         --------------------------

         Except as provided in Sections V and VI of this Code, all proposed  transactions in securities  (privately or publicly owned) by Covered Persons,  except  transactions in Excepted  Securities and Excepted  Transactions,
         should be approved  consistent  with the  provisions of this Code. In order to obtain  approval,  the Covered
         Person  must send  their  request  to the Legal  Department  (see  Appendix  I for  details  on the  approval process).  After  approval  has been  obtained,  the  Covered  Person  may act on it  within  the next  seven business days1, unless he sooner learns of a  contemplated  action by Lord Abbett.  After the seven  business days, or upon hearing of such contemplated action, a new approval must be obtained.

         Furthermore,  in addition to the above  requirements,  partners and employees directly involved must disclose information  they may have concerning  securities they may want to purchase or sell to any portfolio  manager who might be interested in the securities for the portfolios they manage.

IV.      Reporting and Certification Requirements; Brokerage Confirmations
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         (1)      Except as  provided  in  Sections V and VI of this  Code,  within 10 days  following  the end of each calendar  quarter each Covered Person must file a signed  Security  Transaction  Reporting  Form. The form must be signed and filed  whether or not any  security  transaction  has been  effected.  If any transaction  has been  effected  during  the  quarter  for the  Covered  Person's  account or for any account in which he has a direct or indirect  Beneficial  Ownership,  it must be  reported.  Excepted from this  reporting  requirement  are  transactions  effected in any accounts over which the Covered
                  Person has no direct or indirect  influence  or control  and  transactions  in  Excepted  Securities.
                  Securities  acquired  in an  Excepted  Transaction  should  be  reported.  The  Legal  Department  is responsible for reviewing these  transactions and must bring any apparent  violation to the attention of the General Counsel of Lord Abbett.

(2)      Each employee and partner of Lord Abbett will upon  commencement  of employment  (within 5 business days) and annually  thereafter  disclose all personal  securities holdings and annually certify that: (i) they have read and  understand  this  Code and  recognize  they are  subject  hereto;  and (ii) they have complied with the  requirements  of this Code and disclosed or reported all securities  transactions required to be disclosed or reported pursuant to the requirements of this Code.

         (3)      Each  employee  and  partner of Lord Abbett  will  direct his  brokerage  firm to send copies of all confirmations and all monthly statements directly to the Legal Department.

         (4)      Each  employee  and  partner of Lord  Abbett who has a  Fully-Discretionary  Account  (as defined in
                  Section VI) shall  disclose all pertinent  facts  regarding  such Account to Lord  Abbett's  General
                  Counsel upon  commencement of employment.  Each such employee or partner shall  thereafter  annually certify on the  prescribed  form that he or she has not and will not exercise any direct or indirect influence or control over such Account,  and has not discussed  any potential  investment  decisions with such independent fiduciary in advance of any such transactions.

V.       Special Provisions Applicable to Outside Directors and Trustees of  the Funds
         -----------------------------------------------------------------------------

         The  primary  function of the Outside  Directors  and  Trustees of the Funds is to set policy and monitor the management  performance  of the Funds'  officers and  employees and the partners and employees of Lord Abbett involved in the management of the Funds.  Although they receive  complete  information as to actual portfolio
         transactions,   Outside  Directors  and  Trustees  are  not  given  advance  information  as  to  the  Funds'
         contemplated investment transactions.

         An Outside  Director or Trustee  wishing to purchase or sell any security  will  therefore  generally  not be required to obtain advance approval of his security  transactions.  If, however,  during discussions at Board meetings  or  otherwise  an Outside  Director  or Trustee  should  learn in advance of the Funds'  current or contemplated  investment  transactions,  then advance  approval of  transactions  in the  securities  of such company(ies)  shall be required  for a period of 30 days from the date of such Board  meeting.  In  addition, an Outside  Director or Trustee can  voluntarily  obtain  advance  approval of any  security  transaction  or transactions at any time.

         No report  described in Section IV (1) will be required of an Outside  Director or Trustee unless he knew, or in the ordinary  course of fulfilling his official  duties as a director or trustee should have known, at the time of his  transaction,  that  during  the  15-day  period  immediately  before  or  after  the date of the transaction  (i.e.,  a total of 30 days) by the Outside  Director or Trustee  such  security was or was to be purchased or sold by any of the Funds or such a purchase or sale was or was to be  considered  by a Fund.  If he makes any  transaction  requiring  such a report,  he must  report all  securities  transactions  effected during the  quarter  for his  account  or for any  account  in which he has a direct or  indirect  Beneficial
         Ownership  interest  and over  which he has any  direct  or  indirect  influence  or  control.  Each  Outside
         Director  and  Trustee  will direct his  brokerage  firm to send copies of all  confirmations  of  securities transactions to the Legal  Department,  and annually make the  certification  required under Section IV(2)(i)
         and (ii).  Outside  Directors'  and  Trustees'  transactions  in Excepted  Securities  are excepted  from the provisions of this Code.

         It shall be prohibited for an Outside  Director or Trustee to (i) trade on material  non-public  information, or (ii) trade in options with respect to securities  covered by this Code without advance  approval from Lord
         Abbett.  Prior to  accepting  an  appointment  as a director of any public  company,  an Outside  Director or
         Trustee  will advise Lord Abbett and discuss with Lord  Abbett's  Managing  Partner  whether  accepting  such appointment creates any conflict of interest or other issues.

         If an Outside  Director  or  Trustee,  who is a director  or an  employee  of, or  consultant  to, a company, receives a grant of options to purchase  securities  in that company (or an  affiliate),  neither the receipt of such  options,  nor the exercise of those  options and the receipt of the  underlying  security,  requires advance  approval  from Lord  Abbett.  Further,  neither  the receipt  nor the  exercise of such  options and receipt of the underlying  security is reportable by such Outside Director or Trustee.  Finally,  neither the receipt nor the exercise of such options shall be considered  "trading in options"  within the meaning of the preceding paragraph of this Section V.

VI.      Additional Requirements relating to Partners and Employees of Lord Abbett
----------------------------------------------------------------------------------

         It shall be prohibited for any partner or employee of Lord Abbett:

(1)      To obtain or accept  favors or  preferential  treatment  of any kind or gift or other thing having a value of more than $100 from any  person or entity  that does  business  with or on behalf of the  investment company

         (2)      to trade on material  non-public  information or otherwise fail to comply with the Firm's  Statement of Policy and  Procedures  on Receipt  and Use of Inside  Information  adopted  pursuant  to Section
                  15(f) of the  Securities  Exchange  Act of 1934 and Section 204A of the  Investment  Advisers Act of
                  1940;

         (3)      to trade in options with respect to securities covered under this Code;

         (4)      to profit in the purchase and sale, or sale and  purchase,  of the same (or  equivalent)  securities within 60 calendar days (any profits  realized on such  short-term  trades shall be disgorged to the appropriate Fund or as otherwise determined);

(5)      to trade in futures or options on commodities,  currencies or other financial instruments,  although the Firm reserves the right to make rare  exceptions  in unusual  circumstances  which have been  approved by the Firm in advance;

(6)      to engage in short sales or purchase securities on margin;

(7)      to buy or sell any  security  within  seven  business  days  before or after any Fund (or other  Lord  Abbett client)  trades in that  security  (any profits  realized on trades  within the  proscribed  periods shall be disgorged to the Fund (or the other client) or as otherwise determined);

         (8)      to  subscribe  to new or secondary  public  offerings,  even though the offering is not one in which the Funds or Lord Abbett's advisory accounts are interested;

         (9)      to become a director  of any  company  without  the  Firm's  prior  consent  and  implementation  of appropriate safeguards against conflicts of interest.

         In connection  with any request for  approval,  pursuant to Section III of this Code,  of an  acquisition  by partners or employees of Lord Abbett of any  securities  in a private  placement,  prior  approval  will take into account,  among other  factors,  whether the  investment  opportunity  should be reserved for any of the
         Funds and their  shareholders  (or other clients of Lord Abbett) and whether the opportunity is being offered to the  individual  by virtue of the  individual's  position with Lord Abbett or the Funds.  An  individual's investment in  privately-placed  securities will be disclosed to the Managing  Partner of Lord Abbett if such individual  is involved in  consideration  of an investment by a Fund (or other client) in the issuer of such securities.  In such  circumstances,  the Fund's (or other client's)  decision to purchase  securities of the issuer will be subject to independent review by personnel with no personal interest in the issuer.

         If a spouse of a partner or employee of Lord  Abbett who is a director  or an  employee  of, or a  consultant to, a company,  receives a grant of  options  to  purchase  securities  in that  company  (or an  affiliate), neither  the  receipt  nor the  exercise  of those  options  requires  advance  approval  from Lord Abbett or reporting.  Any  subsequent  sale of the  security  acquired  by the option  exercise  by that  spouse  would require advance approval and is a reportable transaction.

         Advance  approval is not required for  transactions  in any account of a Covered person if the Covered Person has no direct or indirect  influence or control ( a  "Fully-Discretionary  Account").  A Covered  person will be deemed to have "no direct or indirect  influence  or  control"  over an account  only if : (i)  investment discretion for the account has been delegated to an independent  fiduciary and such investment  discretion is not shared with the employee,  (ii) the Covered  Person  certifies in writing that he or she has not and will not discuss any potential  investment  decisions with such  independent  fiduciary before any transaction and
         (iii) the  General  Counsel of Lord Abbett has  determined  that the account  satisfies  these  requirements.
         Transaction  in  Fully-Discretionary  Accounts  by an  employee  or partner of Lord Abbett are subject to the post-trade reporting requirements of this Code.

VII.     Enforcement
         -----------

         The  Secretary of the Funds and General  Counsel for Lord Abbett (who may be the same person) each is charged with the  responsibility  of  enforcing  this  Code,  and may  appoint  one or more  employees  to aid him in carrying  out his  enforcement  responsibilities.  The  Secretary  shall  implement  a  procedure  to monitor compliance  with this Code through an ongoing  review of personal  trading  records  provided under this Code against  transactions  in the Funds and managed  portfolios.  The  Secretary  shall bring to the attention of the Funds' Audit  Committees any apparent  violations of this Code, and the Audit  Committees shall determine what  action  shall be taken as a result of such  violation.  The  record of any  violation  of this Code and any action  taken as a result  thereof,  which may include  suspension  or removal of the  violator  from his position,  shall  be  made a part  of the  permanent  records  of the  Audit  Committees  of the  Funds.  The
         Secretary  shall also prepare an Annual Issues and  Certification  Report to the directors or trustees of the
         Funds that (a) summarizes Lord Abbett's procedures  concerning  personal investing,  including the procedures
                     -
         followed by partners in determining  whether to give approvals under Section III and the procedures  followed by the Legal  Department in determining  pursuant to Section IV whether any Funds have determined to purchase or sell a security or are  considering  such a purchase or sale, and any changes in those  procedures  during the past year, and certifies to the directors or trustees that the  procedures  are  reasonably  necessary to prevent violations,  and (b) identifies any recommended  changes in the restrictions  imposed by this Code or
                                   -
         in such  procedures  with  respect to the Code and any  changes to the Code  based upon  experience  with the
         Code,  evolving  industry  practices or  developments in the regulatory  environment,  and (c) summarizes any apparent  violations  of this  Code  over the past  year  and any  sanctions  imposed  in  response  to those violations including any action taken by the Audit Committee of each of the Funds.

         The Audit  Committee of each of the Funds and the General  Counsel of Lord Abbett may determine in particular cases that a proposed  transaction or proposed  series of  transactions  does not conflict with the policy of this Code and exempt such transaction or series of transactions from one or more provisions of this Code.

VIII.    Definitions
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         "Covered  Person" means any officer,  director,  trustee,  director or trustee emeritus or employee of any of the Funds and any partner or employee of Lord Abbett. (See also definition of "Beneficial Ownership.")

         "Excepted  Securities"  are  shares  of the  Funds,  bankers'  acceptances,  bank  certificates  of  deposit, commercial  paper,  shares of  registered  open-end  investment  companies  and U.S.  Government  and  Agency
         securities.   Please  note  that  shares  of  closed-end   investment   companies   and/or   exchange  traded
         unit-investment trusts ("UITs") are treated as common stock under the Code.

         "Excepted  Transactions"  means securities  acquired through tender offers or spin-offs;  securities received due to a merger  or  acquisition;  the sale of 300  shares  or less of a S&P 500  stock;  and any  securities purchased  through  Dividend  Reinvestment  Programs  (DRIPs) and/or  Employee Stock Ownership Plans (ESOPs).
         Please note that any sales made from DRIPs and/or ESOPs require  pre-approval  as described in Section III of this Code.2
         "Outside  Directors and Trustees" are directors and trustees who are not  "interested  persons" as defined in the  Investment  Company  Act of 1940.  "Security"  means  any  stock,  bond,  debenture  or in  general  any instrument  commonly  known as a security  and includes a warrant or right to subscribe to or purchase any of the foregoing and also includes the writing of an option on any of the foregoing.

         "Beneficial  Ownership" is  interpreted  in the same manner as it would be under Section 16 of the Securities
         Exchange  Act of 1934 and Rule  16a-1  thereunder.  Accordingly,  "beneficial  owner"  includes  any  Covered
         Person who,  directly or  indirectly,  through any  contract,  arrangement,  understanding,  relationship  or otherwise,  has or shares a direct or  indirect  pecuniary  interest  (i.e.  the  ability to share in profits derived from such security) in any equity security, including:

                  (i)      securities held  by a person's immediate family sharing the same house
                           (with certain exceptions);

                  (ii)     a general partner's  interest in portfolio  securities held by a general or limited partnership;

                  (iii)    a  person's  interest  in  securities  held in trust  as  trustee,  beneficiary  or settlor, as provided in Rule 16a-8(b); and

(iv)     a person's right to acquire securities through options, rights or other derivative securities.

2All  Excepted Transactions are subject to the reporting requirements of Section IV and VI.  However, with respect to DRIPs and ESOPs only the initial purchase must be reported on the quarterly transaction forms and the present balance updated annually on the Annual Holdings Report.

"Gender/Number" whenever the masculine gender is used herein, it includes the feminine gender as well, and the singular includes the plural and the plural includes the singular, unless in each case the context clearly indicates otherwise.

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